EMC CORPORATION

1993 STOCK OPTION PLAN, as amended May 10, 1995

1.      PURPOSE.

        The purpose of the EMC Corporation 1993 Stock Option Plan is to enable EMC Corporation to provide a special incentive to a limited number of key employees of the Company and its Subsidiaries, if any, who are in a position to have a significant effect upon the Company's business and earnings. In order to accomplish this purpose, the Plan authorizes the grant to such key employees of options to purchase Common Stock of the Company. Increased ownership of Common Stock will provide such key employees with an additional incentive to take into account the long-term interests of the Company.

2.      DEFINITIONS.

        As used herein, the following words or terms have the meanings set forth below. The masculine gender is used throughout the Plan but is intended to apply to members of both sexes.

        2.1  "Board of Directors" means the Board of Directors of the Company.

        2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        2.3 "Committee" means the Committee (which, following registration of the Common Stock under the Securities Exchange Act of 1934, shall consist of not less than three members of the Board of Directors) appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made.

        2.4  "Common Stock" means the Common Stock of the Company.

        2.5 "Company" means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

        2.6 "Fair Market Value" in the case of a share of Common Stock on a particular day, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

        2.7 "Incentive Stock Option" means a stock option that satisfies the requirements of Section 422 of the Code.

        2.8 "Participant" means an individual holding a stock option or stock options granted to him under the Plan.

        2.9 "Plan" means the EMC Corporation 1993 Stock Option Plan set forth herein.

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        2.10 "Subsidiary" or "Subsidiaries" means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

        2.11 "Ten Percent Stockholder" means any person who, at the time an option is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

3.      ADMINISTRATION.

        3.1 The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.
Following registration of the Common Stock under the Securities Exchange of 1934, all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under that Act.

        3.2 Subject to the provisions set forth herein, the Committee shall have full authority to determine the provisions of options to be granted under the Plan, to interpret the terms of the Plan and of options granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

        3.3 The decision of the Committee on any matter as to which the Committee is given authority under subsection 3.2 shall be final and binding on all persons concerned.

        3.4 Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.



4.      SHARES SUBJECT TO THE PLAN.

        4.1 The maximum number of shares of Common Stock that may be delivered upon the exercise of options granted under the Plan shall be 8,000,000, subject to adjustment in accordance with the provisions of Section 8.

        4.2 If any option granted under the Plan terminates without having been exercised in full (including an option which terminates by agreement between the Company and the Participant), the number of shares of Common Stock as to which such option has not been exercised prior to termination shall be available for future grants within the limits set forth in subsection 4.1.

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        4.3  Shares of Common Stock delivered upon the exercise of options shall consist of shares of authorized and unissued Common Stock, except that the Board of Directors may from time to time in its discretion determine in any case the shares to be so delivered shall consist of shares of authorized and issued Common Stock reaquired by the Company and held in its Treasury. No fractional shares of Common Stock shall be delivered upon the exercise of an option.

5.      ELIGIBILITY FOR OPTIONS.

        Employees eligible to receive options under the Plan shall be those key employees of the Company and its Subsidiaries, if any, who, in the opinion of the Committee, are in a position to have a significant effect upon the Company's business and earnings. Members of the Board of Directors of the Company or a Subsidiary who are not employed as regular salaried officers or employees of the Company or a Subsidiary may not participate in the Plan.

6.      GRANT OF OPTIONS.

        6.1 From time to time while the Plan is in effect the Committee may, in its absolute discretion, select from among the persons eligible to receive options (including persons to whom options were previously granted) those persons to whom options are to be granted.

        6.2 The Committee shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each option granted under the Plan.

        6.3 No Incentive Stock Option may be granted under the Plan after May 12, 2003, but options theretofore granted may extend beyond that date.

7.      PROVISIONS OF OPTIONS.

        7.1 Incentive Stock Options or Other Options. Options granted under the Plan may be either Incentive Stock Options or options which do not qualify as Incentive Stock Options, as the Committee shall determine at the time of each grant of options hereunder.

        7.2 Stock Option Certificates or Agreements. Options granted under the Plan shall be evidenced by certificates or agreements in such form as the Committee shall from time to time approve. Such certificates or agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of options intended to qualify as Incentive Stock Options, the certificates or agreements shall contain such provisions relating to exercise and other matters as are required of incentive stock options under the Code.

        7.3 Terms and Conditions. All options granted under the Plan shall be subject to the following terms and conditions to the extent applicable and to


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such other terms and conditions not inconsistent therewith as the Committee shall determine:

                  7.3.1 Exercise Price. The exercise price per share of Common Stock with respect to each option shall be as determined by the Committee but in the case of an Incentive Stock Option not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share at the time the option is granted. In the case of an option which does not qualify as an Incentive Stock Option, the exercise price per share of Common Stock shall be not less than par value.

                  7.3.2 Value of Shares of Common Stock Subject to Incentive Stock Options. Each eligible employee may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

                  7.3.3 Period of Options. An option shall be exercisable during such period of time as the Committee may specify (subject to subsection
7.4 below), but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the option is granted.

                  7.3.4     Exercise of Options.

                       7.3.4.1 Each option shall be made exercisable at such time or times as the Committee shall determine. In the case of an option made exercisable in installments, the Committee may later determine to accelerate the time at which one or more of such installments may be exercised.

                       7.3.4.2 Any exercise of an option shall be in writing signed by the proper person and delivered or mailed to the General Counsel of the Company, accompanied by an option exercise notice and payment in full for the number of shares in respect to which the option is exercised.

                       7.3.4.3 In the event an option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the option has been transferred by the Participant's will or by the applicable laws of descent and distribution.

                       7.3.4.4 The Committee may at the time of grant condition the exercise of an option upon agreement by the Participant to

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subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations of continued employment and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the option certificate or other document evidencing the option.

                              7.3.4.5   In the case of an option that is not an
Incentive Stock Option, the Committee shall have the right to require that the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or makes other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the option. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422 (a) (1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

                            7.3.4.6  In the case of an option that is exercised
by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal or withholding requirement of that foreign jurisdiction (or make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the option).

                 7.3.5 Payment for and Delivery of Stock.   The shares of
stock purchased on any exercise of an option granted hereunder shall be paid for in full in cash or, if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, a combination of such cash and Common Stock. A Participant shall not have the rights of a stockholder with respect to awards under the Plan except as to stock actually issued to him.

                  7.3.6 Listing of Stock, Withholding and Other Legal
Requirements.   The Company shall not be obligated to deliver any stock until all federal and state laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of stock subject to any option have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such option to make such representation

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or agreement with respect to the sale of stock acquired on exercise of the option as will be sufficient, in the opinion of the Company's counsel, to avoid violation of said Act, and may also require that the certificates evidencing said stock bear an appropriate restrictive legend.

                  7.3.7 Non-transferability of Options.   No option may be
transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime the option may be exercised only by him.

                  7.3.8   Death.   If a Participant dies at a time when he is
entitled to exercise an Incentive Stock Option, then at any time or times within three years after his death such Incentive Stock Option may be exercised, as to all or any of the shares which the Participant was entitled to purchase thereunder immediately prior to his death, by his executor or administrator or the person or persons to whom the Incentive Stock Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Incentive Stock Option shall expire at the end of such three-year period. In no event, however, may any Incentive Stock Option granted under the Plan be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

                  7.3.9 Termination of Employment.   If the employment of a
Participant terminates for any reason other than his death, all options held by the Participant shall thereupon expire on the date of termination unless the option by its terms, or the Committee by resolution, shall allow the Participant to exercise any or all of the options held by him after termination. In the case of an Incentive Stock Option, the Incentive Stock Option shall in any event expire at the end of three months after such termination of employment, or after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent
Stockholder) from the date the Incentive Stock Option was granted, whichever occurs first. If the Committee so decides, an option may provide that a leave of absence granted by the Company or Subsidiary is not a termination of employment for the purpose of this subsection 7.3.9, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of employment for such purpose. The Committee shall also determine all other matters relating to continuous employment.

     7.4     Authority of the Committee.   The Committee shall have the
authority, either generally or in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Committee may not (i) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 8), (ii) reduce the option price per share of any Incentive Stock Option (except in accordance with Section 8) or
(iii) extend the term of any Incentive Stock Option to more than ten years, subject, however, to the provisions of Section 10.



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8.  CHANGES IN STOCK.

        In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock on which options may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and (iii) the option price. The Committee's determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement options (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of
Section 424 of the Code) on such corporation's stock which will to the extent possible preserve the value of the outstanding options or shall make the outstanding options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction and no Participant thereunder shall have any right except as herein expressly set forth.

9.      EMPLOYMENT RIGHTS.

        Neither the adoption of the Plan nor any grant of options confers upon any employee of the Company or a Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

10.     DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

        The Committee may at any time discontinue granting options under the Plan and, with the consent of the Participant, may at any time cancel an existing option in whole or in part and grant another option to the Participant for such number of shares as the Committee specifies. The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Company (a) increase the maximum number of shares available under the Plan, (b) change the group of

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employees eligible to receive options under the Plan, (c) reduce the exercise price of outstanding incentive options or reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options granted or to be granted hereunder would not be considered incentive stock options under
Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted.


11.     EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 12, 1993.


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